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                                                                   EXHIBIT 99.2

                            CORPAS INVESTMENTS, INC.
                             STOCK OPTION AGREEMENT
                                      FOR
                                  JOHN CLAYTON

                                   AGREEMENT


         1. Grant of Option. Corpas Investments, Inc. (the "Company") hereby grants, as of May 10, 2000, to John Clayton (the "Optionee") an option (the "Option") to purchase up to 400,000 shares of the Company's Common Stock, $.001 par value per share (the "Shares"), at an exercise price per share equal to $1.50. The Option shall be subject to the terms and conditions set forth herein. The Option was issued pursuant to the Company's 2000 Equity Incentive Compensation Plan (the "Plan"), which is incorporated herein for all purposes. The Option is a nonqualified stock option, and not an Incentive Stock Option. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and conditions hereof and thereof and all applicable laws and regulations.

         2. Definitions. Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings attributed thereto in the Plan.

         3. Exercise Schedule. Except as otherwise provided in Sections 6 of this Agreement, or in the Plan, the Option is exercisable in full. The Option may be exercised by the Optionee, in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein.

         4. Method of Exercise. This Option shall be exercisable in whole or in part by written notice to the Company which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price. This Option shall be deemed to be exercised after both (a) receipt by the Company of such written notice accompanied by the exercise price and (b) arrangements that are satisfactory to the Committee in its sole discretion have been made for Optionee's payment to the Company of the amount that is necessary to be withheld in accordance with applicable Federal or state withholding requirements. No Shares will be issued pursuant to the Option unless and until such issuance and such exercise shall comply with all relevant provisions of applicable law, including the requirements of any stock exchange upon which the Shares then may be traded.

         5. Method of Payment. Payment of the exercise price shall be by cash or check.

         6.       Termination of Option.

                  (a) Any unexercised portion of the Option shall automatically and without notice terminate and become null and void on the fifth anniversary of the date as of which the Option is granted.

         7. Transferability. The Option granted hereby is not transferable otherwise than by will or under the applicable laws of descent and distribution, and during the lifetime of the Optionee the Option shall be exercisable only by the Optionee, or the Optionee's guardian or legal representative. In addition, the Option shall not be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and the Option shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate the Option, or in the event of any levy upon the Option by reason of any execution, attachment or similar process contrary to the provisions hereof, the Option shall immediately become null and void.



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         8.       No Rights of Stockholders. Neither the Optionee nor any
personal representative (or beneficiary) shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

         9. No Right to Continued Employment. Neither the Option nor this Agreement shall confer upon the Optionee any right to continued employment or service with the Company.

         10. Law Governing. This Agreement shall be governed in accordance with and governed by the internal laws of the State of Florida.

         11. Interpretation / Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan adopted by the Committee or the Board as may be in effect from time to time. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Optionee accepts the Option subject to all the terms and provisions of the Plan and this Agreement. The undersigned Optionee hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee or the Board upon any questions arising under the Plan and this Agreement.

         12. Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company's Secretary at 1640 5th Street, # 218, Santa Monica, California 90401, or if the Company should move its principal office, to such principal office, and, in the case of the Optionee, to the Optionee's last permanent address as shown on the Company's records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

         13. Tax Consequences. Set forth below is a brief summary as of the date of this Option of some of the federal tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

                  (a) Exercise of Option. There may be a regular federal income tax liability upon the exercise of the Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price. If Optionee is an employee, the Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

                  (b) Disposition of Shares. If Shares are held for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

         14. Counterparts. This agreement may be signed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.



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         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 10th day of May, 2000.

                                          COMPANY:

                                          CORPAS INVESTMENTS, INC.


                                          By: /s/ Gene Fein
                                             ----------------------------------
                                                  Gene Fein, President



         Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option, and fully understands all provisions of the Option.

Dated:                                    OPTIONEE:


                                          By: /s/ John Clayton
                                             ----------------------------------
                                                  John Clayton